UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2019
ALIMERA SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34703	20-0028718
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6120 Windward Parkway Suite 290 Alpharetta, Georgia		30005
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (678) 990-5740

Not Applicable
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ALIM	The Nasdaq Stock Market LLC (Nasdaq Global Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

On October 24, 2019, Alimera Sciences, Inc. (“we,” “us,” “our” or “Alimera”), the registrant, entered into a purchase agreement (the “Purchase Agreement”) with Lincoln Park Capital Fund, LLC (“Lincoln Park”). The Purchase Agreement provides that, upon its terms and subject to its conditions and limitations, we may direct Lincoln Park to purchase up to $20.0 million of shares of our common stock (the “Purchase Shares”), from time to time over the 36-month term of the Purchase Agreement. Upon entering into the Purchase Agreement and following the filing of the prospectus supplement described below, Lincoln Park is making an initial purchase of 2,000,000 shares at a price of $0.50 per share, for an aggregate price of $1,000,000.

On any business day over the term of the Purchase Agreement, we have the right, in our sole discretion, to present Lincoln Park with a purchase notice (a “Purchase Notice”), directing Lincoln Park to purchase up to 250,000 shares of our common stock per business day (a “Regular Purchase”), subject to certain limitations contained in the Purchase Agreement. No Regular Purchase shall exceed $1,000,000 in total purchase proceeds. The Purchase Agreement provides for a purchase price per share of our common stock equal to the lesser of:

•	the lowest sale price of our common stock on the purchase date; and

•	the average of the three lowest closing sale prices for our common stock during the 10 consecutive business days ending on the business day immediately preceding the purchase date of such shares.

In addition to Regular Purchases as described above, the Company may also direct Lincoln Park to purchase additional amounts as accelerated purchases or as additional accelerated purchases if certain conditions are met, as further described in the Purchase Agreement.

The numbers of shares of common stock and the per share prices of common stock in this Current Report on Form 8-K (this “Report”) are subject to provisions of the Purchase Agreement requiring an adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction. We note that we are seeking stockholder approval for a reverse stock split at a special stockholders meeting scheduled for November 4, 2019. If we obtain stockholder approval and effect the reverse stock split, the appropriate adjustments will be made as required in the Purchase Agreement.

The aggregate number of shares that we can sell to Lincoln Park under the Purchase Agreement may in no case equal or exceed 19.99% of our common stock outstanding immediately before the execution of the Purchase Agreement (the “Exchange Cap”), unless (a) we obtain stockholder approval to issue Purchase Shares above the Exchange Cap, in which case the Exchange Cap will no longer apply, or (b) the average price of all applicable sales of our common stock to Lincoln Park under the Purchase Agreement equals or exceeds $0.362 per share (which represents the average of the closing price of our common stock on the Nasdaq Global Market for the five business days immediately preceding the signing of the Purchase Agreement, plus an incremental amount to account for the issuance to Lincoln Park of the Commitment Shares, as described in the following paragraph).

As consideration for Lincoln Park’s commitment to purchase shares of common stock pursuant to the Purchase Agreement, we issued an additional 1,363,636 shares of our common stock to Lincoln Park (the “Commitment Shares”), subject to the filing of the prospectus supplement described below. We did not receive any cash proceeds from the issuance of these shares.

The Purchase Agreement contains customary representations, warranties, covenants and indemnification provisions. Lincoln Park has covenanted not to in any manner whatsoever enter into or effect, directly or indirectly, any short sale of the common stock or any hedging transaction, which establishes a net short position with respect to the common stock. We may terminate the Purchase Agreement at any time, at our sole discretion, without any cost or penalty. There are no limitations on use of proceeds, financial or business covenants, restrictions on future financings (other than restrictions on our ability to enter into variable rate transactions described in the Purchase Agreement), rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement. We may deliver Purchase Notices to Lincoln Park under the Purchase Agreement in light of our capital needs from time to time, subject to market conditions and the limitations contained in the Purchase Agreement. We expect to use any proceeds that we receive under the Purchase Agreement for working capital and general corporate purposes. We may also use a portion of the net proceeds to invest in or acquire businesses or products that we believe are complementary to our own, although we currently have no plans, commitments or agreements with respect to any such acquisitions.

The provisions of the Purchase Agreement and Registration Rights Agreement, including any representations and warranties contained in them, are not for the benefit of any party other than the parties to them and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties. Rather, for information about us, investors and the public should look to other disclosures contained in our annual, quarterly and current reports we may file with the SEC.

Concurrently with entering into the Purchase Agreement, we also entered into a registration rights agreement with Lincoln Park (the “Registration Rights Agreement”), pursuant to which we agreed to register the sale of the shares of our common stock that we issue to Lincoln Park under the Purchase Agreement pursuant to our existing shelf registration statement on Form S-3 (File No. 333-221061) or a new registration statement.

The Purchase Shares and Commitment Shares are being registered pursuant to our effective shelf registration statement on Form S-3, and the related base prospectus included in that registration statement, as supplemented by a prospectus supplement to be filed on the date of this Report.

The foregoing descriptions of the terms and conditions of the Purchase Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by the full text of the Purchase Agreement and the Registration Rights Agreement, which are attached to this Report as Exhibit 10.64 and Exhibit 4.17, respectively, and incorporated into this Report by reference. We issued a press release regarding the Purchase Agreement on the date of this Report. The full text of the press release is furnished as Exhibit 99.1 to this Report. We are filing the opinion of our counsel, Nelson Mullins Riley & Scarborough LLP, relating to the legality of the shares of common stock offered and sold pursuant to the Purchase Agreement, as Exhibit 5.1 to this Report.

The information contained in this Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the shares of our common stock discussed in this Report, nor shall there be any offer, solicitation, or sale of the shares in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Forward Looking Statements

This Report contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding, among other things, Alimera’s expectations regarding the special stockholders meeting and its expectations about its use of net proceeds from the shares of common stock it sells to Lincoln Park. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change these expectations, and could cause actual results to differ materially from those projected in these forward-looking statements. Meaningful factors that could cause actual results to differ include, but are not limited to, the possible negative effects on the market liquidity of Alimera’s common stock of the reverse stock split that Alimera expects to implement if its stockholders approve it at the upcoming special stockholders meeting on November 4, 2019, Alimera’s ability to satisfy the conditions in the purchase agreement to direct Lincoln Park to make purchases of common stock and thereby generate the net proceeds it intends to use, and other factors discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Alimera’s Annual Report on Form 10-K for the year ended December 31, 2018, and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, and June 30, 2019, which are on file with the Securities and Exchange Commission and available on its website at http://www.sec.gov.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.
4.17	Registration Rights Agreement, dated as of October 24, 2019, between Alimera Sciences, Inc. and Lincoln Park Capital Fund, LLC
5.1	Opinion Letter of Nelson Mullins Riley & Scarborough LLP
10.64	Purchase Agreement, dated as of October 24, 2019, between Alimera Sciences, Inc. and Lincoln Park Capital Fund, LLC
23.1	Consent of Nelson Mullins Riley & Scarborough LLP (included in Exhibit 5.1)
99.1	Press Release of Alimera Sciences, Inc. regarding Purchase Agreement with Lincoln Park Capital Fund, LLC

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALIMERA SCIENCES, INC.

Dated: October 25, 2019	By:	/s/ J. Philip Jones
	Name:	J. Philip Jones
	Title:	Chief Financial Officer